EXHIBIT 99.1

Accuray announces first phase of comprehensive strategic, operational, and organizational transformation plan; company expects first phase to improve annualized operating profitability by approximately $25 million and set the stage for renewed growth

•	Plan includes organizational realignment, rightsizing of cost structure, outsourcing, and sales enablement in order to enhance competitiveness and support long-term strategy.

•	Workforce optimization actions will affect approximately 15% of the company’s employees.

•	Of the expected $25 million of annualized operating profit improvement, approximately $12 million will be realized in FY2026.

Madison, Wis., December 15, 2025 / PRNewswire / — Accuray Incorporated (NASDAQ: ARAY) today announced the first phase of its comprehensive strategic, operational, and organizational transformation plan. This phase is designed to realign its organization to produce sharper accountability, tighter cost control, and faster execution. The plan also right-sizes Accuray’s cost structure, outsources selected non-core activities while building internal global centers of excellence, reallocates engineering resources, and better positions the commercial organization to drive sales growth and enhance competitiveness. Once fully implemented, this phase is expected to improve operating profitability by approximately $25 million on an annualized, run-rate basis.

The organizational realignment element of the plan focuses on four major areas: streamlining Accuray’s commercial structure, centralizing and globalizing core functions, elevating the global heads of service and product development to report directly to the CEO, and optimizing the company’s workforce and footprint. In parallel, the company is outsourcing selected non-core activities, rationalizing facilities, implementing programs to improve direct and indirect spend efficiency, and reallocating engineering resources to focus on high ROI programs and integration of third party solutions. These actions reduce global headcount by approximately 15%, with savings from compensation and benefits representing the majority of the expected profit improvement, of which roughly $12 million is anticipated to be realized in fiscal 2026, with virtually all initiatives expected to be fully implemented by fiscal 2026 year-end. In connection with this phase of the plan, the Company expects to incur restructuring charges in its fiscal second, third and fourth quarters totaling approximately $11 million, most of it in cash, primarily related to workforce reductions, facility consolidation, contract terminations, and other non-recurring implementation costs. Accuray continues to maintain its forecasts for full year fiscal 2026.

“As a team, we are laser focused on a clear corporate, product and service strategy, and the phase one initiatives, which have been driven by the transformation leaders we announced at the time of our first fiscal quarter earnings release, are designed to set the stage for that strategy. The changes sharpen our focus on sales and service in every region around the world, establish a faster, more efficient operating rhythm, and create an efficient, higher-margin cost structure. All of these initiatives will increase our competitiveness, ensure our teams are poised to deliver growth in each market, and, frankly, make us a better company. At the same time, our commitment to innovation, quality, reliability, customer satisfaction, and patient care remains paramount. By simplifying our structure, strengthening accountability, and aligning resources with the areas of greatest strategic impact, we are better positioned to continue delivering exceptional value to patients, providers, employees, and shareholders,” said Steve La Neve, Chief Executive Officer of Accuray.

Accuray’s strategic lending partner TCW has informed the company that they support the company and its strategic decisions, which TCW believes are essential to strengthening Accuray’s foundation for future growth, margin expansion, and positioning itself for long-term success.

Accuray expects to give further updates concerning its transformation plan from time to time as material developments occur.

About Accuray

Accuray is committed to expanding the powerful potential of radiation therapy to improve as many lives as possible. We invent unique, market-changing solutions designed to deliver radiation treatments for even the most complex cases—while making commonly treatable cases even easier—to meet the full spectrum of patient needs. We are dedicated to continuous innovation in radiation therapy for oncology, neuro-radiosurgery, and beyond, as we partner with clinicians and administrators, empowering them to help patients get back to their lives, faster. Accuray is headquartered in Madison, Wisconsin, with facilities worldwide. To learn more, visit www.accuray.com or follow us on Facebook, LinkedIn, X, and YouTube.

Forward-Looking Statements

Statements made in this press release that are not statements of historical fact are forward-looking statements and are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release relate, but are not limited, to the company’s future results of operations, including expectations regarding: the company’s forecasts for the full year fiscal 2026; the company’s ability to execute upon and realize the benefits of its transformation plan and growth strategy; the company’s first phase of its transformation plan initiatives, including timing and expected benefits; expected annualized operating profit improvement, including savings anticipated for fiscal year 2026; expected restructuring charges and timing of such charges; the company’s competitiveness, ability to deliver growth in the markets in which it operates, and become a better company; and the company’s ability to deliver value to patients, providers, employees, and shareholders. These forward-looking statements involve risks and uncertainties. If any of these risk or uncertainties materialize, or if any of the company’s assumptions prove incorrect, actual results could differ materially from the results express or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the ability of the company to execute upon its transformation plan; the effect of the global macroeconomic environment on the operations of the company and those of its customers and suppliers; disruptions to the company’s supply chain, including increased logistics costs; the company’s ability to achieve widespread market acceptance of its products; substantial outstanding indebtedness and its ability to maintain compliance with financial covenants related to its debt; the effect of enhanced international tariffs on the company; the company’s ability to realize the expected benefits of the China joint venture and other partnerships; risks inherent in international operations; the company’s ability to maintain or increase its gross margins on product sales and services; delays in regulatory approvals or the development or release of new offerings; the company’s ability to meet the covenants under its credit facilities; the company’s ability to convert backlog to revenue; and such other risks identified under the heading “Risk Factors” in the company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (the “SEC”) on November 5, 2025, and as updated periodically with the company’s other filings with the SEC.

Forward-looking statements speak only as of the date the statements are made and are based on information available to the company at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. The company assumes no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. Accordingly, investors should not put undue reliance on any forward-looking statements.

Investor Relations Contact

Aman Patel, CFA

Investor Relations, ICR Healthcare

aman.patel@ICRHealthcare.com

Media Contact

Megan Brunet

FTI Consulting

Megan.brunet@fticonsulting.com